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                                                                    Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of The PMI Group, Inc. on Form S-8 of: (i) our report dated January 22, 1997 (February 4, 1997 as to Note 16) incorporated by reference in the Annual Report on Form 10-K of The PMI Group, Inc. for the year ended December 31, 1996, (ii) our report dated January 22, 1997 relating to the financial statement schedules appearing in such Form 10-K, and (iii) our report dated August 22, 1997 on the financial statements and supplemental schedule (modified cash basis) of The PMI Group, Inc. Savings and Profit-Sharing Plan (also known as The PMI Group, Inc. 401(k) Plan) (the "Plan") in the Annual Report on Form 11-K for the year ended December 31, 1996.

We also consent to the reference to us under the heading "Experts" in the Plan's Summary Plan Description and Prospectus included in this Registration Statement.

/s/ Deloitte & Touche LLP

March 6, 1998